UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2014

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

600 Montgomery Street, 13th Floor, San Francisco, California 94111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Rights Agreement

In connection with a review by the Board of Directors of Diamond Foods, Inc. (“Diamond”) of Diamond’s governance practices, effective as of October 27, 2014, Diamond and Computershare Trust Company, N.A., as Rights Agent (“Rights Agent”), entered into Amendment No. 4 (the “Amendment”) to the Rights Agreement between Diamond and Rights Agent, dated as of April 29, 2005 (“Rights Agreement”), as amended by Amendment No. 1 to Rights Agreement, dated as of April 5, 2011, Amendment No. 2 to Rights Agreement, dated as of May 22, 2012, and Amendment No. 3 to Rights Agreement, dated as of January 16, 2014. The Amendment accelerated the expiration of the share purchase rights distributed to holders of Diamond’s common stock pursuant to the Rights Agreement (“Rights”) from 5:00 p.m., Eastern time, on March 22, 2015 to 5:00 p.m., Eastern time, on October 27, 2014, and had the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.01 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 1.01 and 5.03 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Elimination

In connection with the adoption of the Rights Agreement, on July 15, 2005, Diamond filed a Certificate of Designations of Series A Junior Participating Preferred Stock (the “Preferred Shares”) with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Preferred Shares issuable upon exercise of the Rights.

On October 28, 2014, promptly following the expiration of the Rights and the termination of the Rights Agreement pursuant to the Amendment, Diamond filed a Certificate of Elimination (“Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of Diamond’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.01 and incorporated herein by reference.

Amendment to Diamond’s Bylaws

In connection with a review by the Board of Directors of Diamond’s governance practices, on October 24, 2014, the Board of Directors approved amendments to Diamond’s Restated Bylaws (the “Bylaws”) principally to change the voting standard for the election of directors in uncontested elections from a plurality to a majority of votes cast. The new majority voting standard provides that, in an uncontested election, nominees for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In a contested election, the voting standard will continue to be a plurality of the votes cast. The term of an incumbent director who, in an uncontested election, fails to receive the vote required to be elected in accordance with the Bylaws shall end on the date that is the earlier of 90 days after the certification of the stockholder vote in the election and the date on which the Board of Directors fills the office held by that director, unless the incumbent director has earlier resigned. The Board may reappoint such director to fill such office or may appoint a new director to fill such office.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended and restated, which are attached hereto as Exhibit 3.02 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.01	Certificate of Elimination of Series A Junior Participating Preferred Stock of Diamond Foods, Inc.

3.02	Amended and Restated Bylaws.

4.01	Amendment No. 4 to Rights Agreement by and between Diamond Foods, Inc. and Computershare Trust Company, N.A., dated as of October 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: October 29, 2014	By:	/s/ Isobel Jones
	Name:	Isobel Jones
	Title:	Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.01	Certificate of Elimination of Series A Junior Participating Preferred Stock of Diamond Foods, Inc.

3.02	Amended and Restated Bylaws.

4.01	Amendment No. 4 to Rights Agreement by and between Diamond Foods, Inc. and Computershare Trust Company, N.A., dated as of October 27, 2014.